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                    M.H. MEYERSON & CO., INC.

                            Exhibit 11

                 Statement of Earnings Per Share

The earnings per share during the periods presented were calculated as follows:



Six months ended July 31, 2000


6,507,815 shares from February 1 to February 17    17 days      110,632,855
6,517,815 shares from February 18 to March 16      28 days      182,498,820
6,527,815 shares from March 17 to April 4          19 days      124,028,485
6,547,815 shares from April 5 to April 12           8 day        52,382,520
6,552,815 shares from April 13 to April 25         13 days       85,186,595
6,565,315 shares from April 26 to April 30          5 days       32,826,575
6,565,315 shares from May 1 to May 22              22 days      144,436,930
6,570,315 shares from May 23 to May 31              9 days       59,132,835
6,590,315 shares from June 1 to June 1              1 days        6,590,315
6,595,315 shares from June 2 to June 29            28 day       184,668,820
6,582,315 shares from June 30 to July 31           32 days      210,634,080
                                                  182 days    1,193,018,830

1,193,018,830 shares divided by 182 days=6,555,049 average shares outstanding.

Equivalent shares using modified treasury stock method:

Shares assumed sold:
                              114,091        1.1           125,500
                               15,000        1.96875        29,531
                              159,429        2.1875        348,751
                              582,500        2.25        1,310,625
                               10,000        2.4375         24,375
                               25,000        2.5            62,500
Shares assumed bought:       (390,007)                  (1,901,282)
Total:                        516,013                            0

Total weighted average outstanding shares: 7,071,062
$3,720,478 / 7,071,062 = $0.53 earnings per diluted share.



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Six months ended July 31, 2001

6,571,715 shares from February 1 to February 12    12 days       78,860,580
6,573,123 shares from February 13 to February 19    7 days       46,011,861
6,575,097 shares from February 20 to March 5       14 days       92,051,358
6,577,226 shares from March 6 to March 8            3 days       19,731,678
6,578,547 shares from March 9 to March 11           3 days       19,735,641
6,579,785 shares from March 12 to March 20          9 days       59,218,065
6,581,514 shares from March 21 to April 30         41 days      269,842,074
6,581,514 shares from May 1 to July 31             92 days      605,499,288

                                                  181 days    1,190,950,545

1,190,950,545 shares divided by 181 days = 6,579,837 average shares outstanding

$(6,102,389) / 6,579,837 = $(0.93) loss per share